Exhibit 9.1

THIS DEED OF TRUST

made on the        day of January 2013

By:

NORWEGIAN CRUISE LINES HOLDINGS LTD. a company incorporated in Bermuda on 21 February 2011 with registration number 45125 having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM 11, Bermuda (the “Company”)

And:

STATE HOUSE TRUST COMPANY LIMITED, a company incorporated under the laws of Bermuda and licensed under the Trusts (Regulation of Trust Business) Act 2001 to carry on trust business from Bermuda (the “Original Trustee”).

WHEREAS the Company wishes to establish a trust on the following terms and the Original Trustee is willing to act as the first trustee of this Trust and has received or had placed under its control the Trust Fund (as defined herein).

1.	Name of Trust

1.	This Trust shall be known as “THE NORWEGIAN CRUISE LINES HOLDINGS EXCESS SHARE CHARITABLE TRUST”, or by such other name as the Trustees may from time to time determine.

2.	Definitions, Interpretation and Construction

2	Except as otherwise provided in this Deed or unless the context otherwise requires, the following definitions shall apply throughout this Deed:

“Board” means the board of directors of the Company for the time being duly appointed or elected;

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time;

“Charitable Beneficiaries” means any organization which is registered as a charity under the laws of Bermuda and operated exclusively for religious, charitable, scientific, literary, educational or similar purposes that is a “qualified shareholder” (as defined in the United States Treasury Regulation Section 1.883-4(b)), that is selected by the Trustees from the list of such organizations that are identified in writing by the Board from time to time;

“this Deed” means this deed of trust made by the Company and the Original Trustee including the Schedule hereto and every agreement, appointment, deed and document supplemental or ancillary to this deed of trust;

“investment manager” includes:

(a)	an investment counselor, advisor or manager, wherever resident or situate; and

(b)	a bank, merchant bank, investment dealer or stockbroker carrying on the business of investment management in Bermuda or elsewhere;

“person” includes an individual, company (whether or not incorporated), partnership, charity and any other organization or body, whether such person is acting personally or in a fiduciary capacity;

“power” includes right, authority, discretion and privilege;

“property” includes cash, securities, estates, property (real and personal) of every kind and nature whatsoever, and any interest in such property;

“Shares” means issued shares of the Company of any class or classes that are traded on an established securities market (including NASDAQ);

“this Trust” means the trust or trusts created by this Deed;

“trustee” refers to the office of trustee of this Trust (or where the context requires, of another trust), as distinct from the person or persons holding such office;

“Trustee” means one of the persons, or the sole person, as the case may be, who holds office as trustee of this Trust at the material time;

“Trustees” means all of the persons, collectively, who hold office as trustees of this Trust at the material time;

“Trust Fund” means:

(a)	the property referred to in paragraph 3.1 of this Deed;

(b)	all Shares which are:

(i)	transferred to the Trustees by any person or persons, or otherwise vested in or under the control of the Trustees, at any time during the continuance of this Trust; and

(ii)	accepted by the Trustees as additions to the Trust Fund;

(c)	all dividends or distributions and any other income derived from or payable on the Shares or other property held on the terms of this Trust whether or not such dividends, distributions or income has been accumulated by the Trustees and added to the capital of the Trust Fund in accordance with the provisions of this Deed;

(d)	all accretions to the capital of the Trust Fund; and

(e)	all investments and substitutions for the property referred to in the preceding paragraphs (a) to (d), inclusive;

2.1	Except as otherwise provided in this Deed or unless the context otherwise requires:

(a)	all nouns and pronouns and all verbs related thereto shall be read and construed with such changes as to number and gender as the context may require;

(b)	the headings used in this Deed are inserted for convenience of reference only and (apart from the numbering) shall have no legal effect, nor shall they affect in any way the construction of any part of this Deed;

(c)	the word “may” shall be construed as being permissive and conferring a power to take a particular action or refrain from taking such action, but not imposing an obligation to do so;

(d)	the word “shall” shall be construed as being mandatory; and

(e)	the words “may not” and “shall not” shall be construed as meaning “is not permitted to”.

2.2	If any paragraph of this Deed or any portion thereof is found by a court having jurisdiction to be unenforceable or invalid for any reason whatsoever, such paragraph or portion thereof shall be severed from the remainder of this Deed, and such unenforceability or invalidity shall not affect the remaining paragraphs of this Deed or any portion thereof.

2.3	Subject to paragraph 2.4, this Trust is established under and governed by the laws of Bermuda, and the rights of all persons having an interest in this Trust and the validity, construction and effect of this Deed shall be subject to the jurisdiction of, and construed in accordance with, the laws of Bermuda, and the courts of Bermuda shall be the forum for the administration of this Trust.

2.4	Notwithstanding paragraph 2.3, the Board may, by giving written notice to the Trustees at any time and from time to time do either or both of the following:

(a)	change the law by which this Deed is governed and construed and by which the rights of all persons having an interest in this Trust are determined, to the law of any other jurisdiction which recognises the validity and enforceability of trusts which are similar in kind or nature to the trusts contained in this Deed; and

(b)	change the forum for the administration of this Trust to the courts of any other jurisdiction which recognises the validity and enforceability of trusts which are similar in kind or nature to the trusts contained in this Deed.

2.5	A change of law or forum made in accordance with paragraph 2.4 shall become effective upon the later of:

(a)	the date on which notice of such change is given to (or by) the Trustees; and

(b)	the date specified in such notice to be the effective date of such change.

2.6	Subject to paragraph 5.5, the Trustees may, with the prior written consent of the Board, at any time after a change of law made in accordance with paragraph 2.4 becomes effective, make such other consequential alterations or additions to the powers and provisions of this Deed as the Trustees consider necessary or advisable to ensure, so far as may be possible, that the trusts, powers and provisions of this Deed shall be as valid and effective as they are under the laws of Bermuda.

2.7	A consequential alteration or addition to the powers and provisions of this Deed made in accordance with paragraph 2.6 shall become effective upon the date specified by the Trustees to be the effective date of such change, alteration or addition.

2.8	A notice, consent, memorandum, accounting or other document authorised or required by this Deed or by law to be “written” or given “in writing” or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of presenting words in visible form.

2.9	Each notice, consent, memorandum, accounting or other document authorized or required by this Deed or by law to be given or delivered to any person shall be conclusively deemed to have been properly given or delivered if the same is made in writing and:

(a)	given, delivered or served by personal service, in which case it shall be conclusively deemed to have been given or delivered on the date of such service; or

(b)	sent by prepaid registered or certified mail addressed to the party for whom it is intended at the address last known to the sender, in which case it shall be conclusively deemed to have been given or delivered on the fourth day after the date of mailing; or

(c)	sent by facsimile transmission to the party for whom it is intended at the facsimile transmission number last known to the sender, in which case it shall be conclusively deemed to have been given or delivered on the date of transmission; or

(d)	transmitted by electronic means (including electronic mail but not telephone) in accordance with the last directions given by the party for whom it is intended to the sender, in which case it shall be deemed to have been given or delivered at the time it would in the ordinary course be transmitted.

2.10	Any person dealing with the Trustees may rely upon copies of this Deed (and the notices endorsed on or attached to it) which have been certified by a Notary Public to be a true copies of the originals to the same extent as such person might rely upon the originals.

2.11	No person dealing with the Trustees shall be obligated to:

(a)	see to the application of money paid, transferred or lent to the Trustees or property delivered to the Trustees;

(b)	inquire into the necessity, propriety or validity of any act taken or omission made by the Trustees in the exercise of any of the powers conferred upon them;

(c)	determine the existence of any fact upon which the Trustees’ powers may be conditioned; or

(d)	determine whether any particular delegation by the Trustees is permitted by this Deed or whether such delegation is still subsisting.

2.12	This Trust may be revoked upon a written instruction of the Board, signed by or on behalf of the Board.

3.	Creation of the Trust

3.1	The Original Trustee hereby declares that it holds the sum of Ten United States Dollars (US$10.00) upon and subject to the trusts of this Deed and that it shall hold all other property comprising the Trust Fund from time to time upon and subject to the trusts contained in this Deed.

3.2	By executing this Deed, the Original Trustee confirms its acceptance of this Trust and the duties and obligations imposed on it by law and by this Deed.

4.	Application of Trust Fund

4.1	The Trustees shall hold the Trust Fund in trust for the benefit of the Charitable Beneficiaries in perpetuity, invest it and keep it invested, subject always to the following:

(a)	the Trustees’ right to use such part or all of the Trust Fund as they consider appropriate at any time to pay the expenses of administration of this Trust; and

(b)	the Trustees’ obligation to comply with any direction in writing given by or on behalf of the Board to the Trustees with respect to the application of part or all of the Trust Fund or with respect to the transfer of the whole or any part of the Trust Fund to any person specified in such direction.

5.	Trustees’ Powers

5.1	In addition to all of the powers conferred upon the Trustees by the other provisions of this Deed or by any statute or general rule of law, but subject always to paragraphs 5.4 and 5.5, the Trustees are hereby given the power to administer the Trust Fund in whatever manner they consider appropriate, and they may take any action in connection with the Trust Fund, and may exercise any power which may now exist or which may arise in the future, to the same extent and as fully as an individual could do, if such individual were the sole beneficial owner of the Trust Fund.

5.2	Without limiting the generality of paragraph 5.1, but subject always to paragraphs 5.4 and 5.5, the Trustees may exercise any or all of the powers set out in the Schedule to this Deed, as they consider appropriate.

5.3	Each and every power conferred upon the Trustees by this Deed:

(a)	is an absolute and unfettered power which may be exercised at any time or times and in such manner as the Trustees consider appropriate, and so long as the Trustees act honestly and in good faith when exercising any such power:

(i)	no exercise of any such power may be challenged, reversed, reviewed or called into question by the Board, by any person that receives a distribution from this Trust, or by any court having jurisdiction over this Trust or the Trustees; and

(ii)	the Trustees shall not be obliged to give any reason or justification for the exercise or non-exercise of any such power to the Board, the Company or to any person that receives a distribution from this Trust, or to any court having jurisdiction over this Trust or the Trustees;

(b)	includes the right to refrain from exercising such power; and

(c)	includes the right to use any part or all of the Trust Fund to pay the costs, charges and expenses incidental to, or associated with, the exercise of such power.

5.4	When exercising any power, the Trustees must have regard to the directions of the Board as expressed to the Trustees from time to time in writing.

5.5	Notwithstanding any other paragraph of this Deed, the Trustees shall not exercise any power contained or referred to in the following enumerated paragraphs of the Schedule to this Deed without first obtaining the Board’s written consent:

Paragraph No.	General Description of Power

3	to sell, charge or exercise rights pertaining to or otherwise deal with any of the property forming part of the Trust Fund
4	investment of any part or all of the Trust Fund
6(c)	to sell or exercise any subscription rights
6(d)	to consent to any plan of reorganization, readjustment, amalgamation, consolidation or merger of any corporation whose shares or other securities form part of the Trust Fund
6(e)	to authorize the sale of the undertaking or property whose shares or other securities form part of the Trust Fund
6(f)	to deposit shares or other securities in any voting trust
7(b)	to hold the Trust Fund in bearer form
8	to borrow for purposes connected with the Trust Fund
9	to make loans of any part of the Trust Fund
10	to give guarantees
14	to make payments, provisions, divisions or distributions

15	to delegate investment management
16	to delegate powers of the Trustees and the execution of trusts
18	to compromise, settle or compound debts owed to Trustees
19	to take, institute, maintain, or defer any action or proceedings affecting the Trustees or the Trust Fund
20	to defend any action or proceedings affecting the Trustees or the Trust Fund
23	to allocate amounts to income and/or capital
29	to take any other action not otherwise provided in this Deed for the benefit of the Trust Fund or the Charitable Beneficiary
30	to vary, restrict or release the powers or provisions contained in the Schedule to this Deed

6.	Trustees’ Duties

6.1	The Trustees shall carry out or execute the terms of this Trust.

6.2	The Trustees shall act honestly and in good faith at all times.

6.3	If and so long as only one or two persons hold office as trustees of this Trust, the Trustees shall determine all questions requiring action by them by unanimous approval or consent of the Trustees for the time being in office. If and so long as more than two persons hold office as trustees of this Trust:

(a)	the Trustees shall determine all questions requiring action by them by majority approval or consent of the Trustees for the time being in office;

(b)	every decision made, resolution passed, and power exercised by a majority of the Trustees for the time being in office shall be as valid and effective as if all of the Trustees had made such decision, passed such resolution or exercised such power; and

(c)	every instrument executed by a majority in number of the Trustees for the time being in office pursuant to any decision made, resolution passed, or power exercised shall have the same binding legal effect as if executed by all of the Trustees, but not so as to render liable for any act or omission any of the Trustees who:

(i)	did not form part of such majority; or

(ii)	joined in the execution of such instrument for conformity only.

6.4	The Trustees shall keep accurate accounts relating to this Trust as may be required by law and the Trustees shall account to the Company in accordance with paragraph 9 of this Deed.

6.5	The Trustees shall keep accurate records of all actions or decisions taken by them in the administration of this Trust, but they are not required to keep records of the reasons for taking such action or making such decisions.

6.6	The Trustees shall file such returns, make such reports, and provide such information as the law by which this Deed is governed at the material time may require.

6.7	Except as provided in paragraph 6.6, the Trustees do not owe a duty to any person who settles, contributes or transfers property to or on this Trust, nor to the Company, nor to any person or charity that receives a distribution from this Trust to file tax returns with, make reports to, or provide information to any government or taxation authority whatsoever.

7.	Protection, Indemnification and Compensation to Trustees

7.1	So long as the Trustees act honestly and in good faith when executing this Trust, performing the duties imposed upon them, or exercising the powers conferred upon them, the Trustees shall not be responsible or required to account for any loss or damage to the Trust Fund that may result from:

(a)	the performance of any such duty or the exercise of any such power;

(b)	their acting in accordance with advice obtained by them in relation to this Trust from any lawyer, accountant, appraiser, investment manager or other professional advisor;

(c)	the negligence or fraud of any agent employed by the Trustees, even if the employment of such agent was not strictly necessary;

(d)	any error of judgment, mistake or omission made by the Trustees, or any one or more of them; or

(e)	any other cause whatsoever.

7.2	The Trustees shall be:

(a)	chargeable only with money or property actually received by them;

(b)	held harmless and indemnified out of the Trust Fund (and, in the absence of sufficient funds, by the Company) against all liability for claims, losses, damages, death duties, taxes and impositions that they may arise during the administration of this Trust, whether or not such liability results, directly or indirectly, from any action taken by them, or any omission made by them, provided only that, when taking any such action or making any such omission, the Trustees acted honestly and in good faith;

(c)	entitled to reimbursement out of the Trust Fund (and, in the absence of sufficient funds, by the Company) for all expenses properly incurred by them;

(d)	entitled to charge all usual fees for holding office as trustee of this Trust and for the execution of the powers conferred upon them or vested in them by this Deed or by law, and, without prejudice to the generality of the foregoing:

(i)	a Trustee who is an individual engaged in any profession or business shall be entitled to charge and to be paid all usual, professional or other charges for business done, services rendered and time spent by him or her, or by his or her firm or company in connection with any matter relating to the administration of this Trust, including acts which a trustee not engaged in any profession or business could have done personally had he or she not been a professional or in business; and

(ii)	a Trustee which is a corporation shall be entitled to charge and to be paid all usual, professional or other charges for business done, services rendered and time spent in connection with any matter relating to the administration of this Trust, and such charges shall be agreed from time to time between the Trustees and the Board;

(iii)	entitled to a lien or charge on the Trust Fund for payment of all amounts owing to them, or any one or more of them.

7.3	The Trustees shall not be required to give a bond or other security for their administration of the Trust Fund or for the discharge of the trusts created by this Deed.

7.4	If, at any time, any part or all of the Trust Fund consist of shares of a company or corporation, then so long as the Trustees do not have actual notice of any act of dishonesty or misappropriation of monies on the part of the officers or directors of such company or corporation, and whether or not the Trustees hold sufficient shares of such company or corporation to control it:

(a)	the Trustees may leave the conduct of the business of such company or corporation (including the payment or non-payment of dividends) to its officers and directors, and no person shall be entitled to require the distribution of any dividend by such company or corporation or to require the Trustees to exercise any power they may have of compelling such distribution, even if any one or more of the Trustees are officers or directors of such company or corporation; and

(b)	the Trustees shall not be required to interfere, intermeddle or take part in the management or conduct of the business of such company or corporation.

7.5	No action taken, nor notice or consent given, by or on behalf of the Board shall be effective or binding on the Trustees unless it is in writing and signed on behalf of the Board.

7.6	The Trustees may rely on any written instruction, direction, notice, consent, approval or memorandum which appears to have been signed by or on behalf of the Board if the Trustees believe the signature or signatures thereon to be a genuine signature of a director or officer of the Company, and the Trustees shall be fully indemnified out of the Trust Fund against any and all liability which may arise as a result of their acting in accordance with any such instruction, direction, notice, consent, approval or memorandum.

7.7	The Trustees shall not be bound by, or required to act on, and may disregard, any instruction, direction, notice, consent, approval or memorandum given, or purportedly given, to them by or on behalf of the Board if the Trustees have reasonable grounds to believe that the signature on such instruction, direction, notice, consent, approval or memorandum:

(a)	is not a genuine signature of a director or officer of the Company; or

(b)	was procured by fraud, threat, coercion, duress or as a result of an order of a court having jurisdiction over the Company.

8.	Number, Resignation, Removal and Replacement of Trustees

8.1	Subject to the limitations contained in paragraph 8.4, any person may hold office as trustee of this Trust.

8.2	There is no limit on the number of persons who may hold office as trustee of this Trust at any time.

8.3	The Board may, at any time, but subject to the limitations contained in 8.4, appoint any person or persons (wherever resident) to the office of trustee of this Trust, either to fill a vacancy in such office or as an addition to such office.

8.4	Notwithstanding paragraphs 8.2 and 8.3, the Board shall not appoint to the office of trustee of this Trust any person who does not possess the power, capacity, right and authority to act as a trustee of a trust.

8.5	The appointment of a person to the office of trustee of this Trust shall:

(a)	only be effective if:

(i)	it is writing and signed by or on behalf of the Board; and

(ii)	it contains the written acceptance and signature of the person or persons so appointed; and

(b)	become effective on:

(i)	the date on which a signed copy of the appointment and a signed copy of the acceptance are given to the other Trustees, if any; or

(ii)	such later date as the Board and the person or persons so appointed may agree in writing.

8.6	From and after the date on which the appointment of a person to the office of trustee of this Trust becomes effective, the person or persons so appointed shall:

(a)	hold the Trust Fund (together with the other Trustee or Trustees, if any), subject to all the terms and conditions of this Deed, and the Trust Fund shall vest in such person or persons (jointly with the other Trustee or Trustees, if any);

(b)	have all of the rights, privileges, benefits and indemnities conferred upon the Trustees by this Deed or by law;

(c)	be entitled to exercise all of the powers conferred upon the Trustees by this Deed or by law; and

(d)	assume all of the duties and obligations imposed on the Trustees by this Deed or by law.

8.7	Notwithstanding paragraph 8.1, a Trustee may resign from the office of trustee of this Trust at any time by giving written notice of such resignation to the Board and the remaining Trustee or Trustees, if any, and, except for such actions as may be necessary to transfer any part or all of the Trust Fund to such person or persons who may subsequently hold office as trustee or trustees of this Trust, such resignation shall become effective on:

(a)	the ninetieth day after the date on which such notice is given; or

(b)	such other date as the Board and the Trustee so resigning may agree in writing.

8.8	Notwithstanding paragraph 8.1, a Trustee is automatically removed from the office of trustee of this Trust and immediately ceases to hold such office if such Trustee:

(a)	is an individual who:

(i)	dies;

(ii)	is found, by a court having jurisdiction over his or her person, to be a mental incompetent or incapable of managing his or her affairs;

(iii)	is (according to the written opinion of at least two qualified medical doctors who have examined him or her) a mental incompetent or incapable of managing his or her own affairs; or

(iv)	makes a proposal in bankruptcy or an assignment for the benefit of creditors or is adjudged a bankrupt by a court having jurisdiction; or

(b)	is a company or corporation which:

(i)	is dissolved or wound up;

(ii)	makes a proposal in bankruptcy or an assignment for the benefit of creditors or is adjudged a bankrupt by a court having jurisdiction;

(iii)	enters into liquidation, whether compulsory or voluntary, other than voluntary liquidation for the purpose of amalgamation or reconstruction; or

(iv)	surrenders or otherwise loses its right, power or licence to act as a trustee.

8.9	If a Trustee is removed from the office of trustee of this Trust:

(a)	the person so removed shall, if able to do so, give written notice of such removal to the Board and the other Trustees, if any; and

(b)	the other Trustees, if any, shall, forthwith after they receive such notice or otherwise become aware of such removal, give written notice of such removal to the Board.

8.10	Subject to paragraph 8.1, the Board may, at any time when no amount is owing or payable to any of the Trustees from the Trust Fund (whether in respect of fees, disbursements, reimbursements, indemnities or any other amount of any kind whatsoever), remove a person from the office of trustee of this Trust by giving written notice of such removal to all of the Trustees (and not merely to the person so removed from such office) and such removal shall become effective on the later of:

(a)	the date on which such notice is so given; and

(b)	the date specified in such notice as being the effective date of such removal.

8.11	No person who has resigned or been removed from the office of trustee of this Trust is required to transfer or deliver any part or all of the Trust Fund to the continuing or new Trustees until:

(a)	all amounts owing and payable to such person have been paid in full; and

(b)	such person has received an indemnity (limited to the value of the Trust Fund on the date on which such resignation or removal becomes or became effective) from the continuing or new Trustee or Trustees against all liabilities of every kind and nature whatsoever (including, without limiting the generality of the foregoing, liabilities for debts, guarantees, covenants, tortious conduct and taxes including income taxes, probate fees, stamp duties, succession duties, estate taxes and all other duties and impositions which are or may become payable by the Trustees, save and except only such liabilities which may arise as a result of the Trustees’ dishonesty or bad faith.

8.12	Each notice of change of the Trustees shall be endorsed on, or attached, to this Deed, and every such notice shall be conclusive evidence to a person dealing with Trustees as to the truth and accuracy of the facts stated or contained in such notice, unless such person has actual notice to the contrary.

8.13	The Trustees shall pay from the Trust Fund (and in the absence of sufficient funds shall be entitled to reimbursement from the Company in respect of) all charges and expenses incurred in relation to:

(a)	the removal of a person from the office of trustee of this Trust;

(b)	the appointment of a person or persons to the office of trustee of this Trust; and

(c)	the preparation and execution of deeds and other transfers required to transfer to the Trustees, or vest in the Trustees, any part or all of the Trust Fund.

9.	TRUSTEES’ ACCOUNTS

9.1	The Trustees shall keep such records, statements, vouchers and other documents as are sufficient to show for each financial year of the Trust:

(a) the true financial position of the Trust at the end of such year; and

(b) all applications of capital and income during such year.

9.2	The Trustees shall account to the Board upon request.

9.3	The Board’s written approval of the Trustees’ accounts shall constitute a full and complete release to the Trustees of all claims and causes of action arising from or out of their administration of the Trust during the period covered by such accounts, fraud or willful wrongdoing on the part of the Trustees only excepted.

9.4	The Trustees may, at any time or times, apply to the court for an order approving the Trustees’ accounts.

9.5	All expenses relating to the preparation of the Trustees’ accounts, the delivery of copies of the Trustees’ accounts to the Board, and each application to the court for an order approving the Trustees’ accounts shall, unless otherwise ordered by a court having jurisdiction over the Trustees or this Trust, be charged against, and paid from, the Trust Fund (and in the absence of sufficient funds, such expenses shall be paid by the Company).

9.6	Unless the Trustees determine otherwise, all dividends, interest and other income received by the Trustees shall be treated as income at the date of receipt, whether or not such dividends or other income shall have been earned wholly or partially in respect of a period prior to the date of receipt.

IN WITNESS WHEREOF the parties to this Deed have, respectively, set their hands and seals or Common Seals (as the case may be) as of the date set out on the first page of this Deed.

Executed as a Deed on behalf of:	)
NORWEGIAN CRUISE LINE HOLDINGS LTD.	)

Director

Director

Executed as a Deed on behalf of:	)
STATE HOUSE TRUST COMPANY LIMITED	)

Director

Director

SCHEDULE

TO THE NORWEGIAN CRUISE LINES HOLDINGS EXCESS SHARE CHARITABLE TRUST

The powers conferred upon the Trustees by paragraph 5.2 of this Deed include the power:

(1)	to receive any property as an addition to the Trust Fund as contemplated by this Deed;

(2)	to retain any asset or property belonging to or forming part of the Trust Fund from time to time in the actual state or condition in which it shall have been received by the Trustees for so long as the Trustees consider appropriate;

(3)	to sell (either at public or private sale), assign, appoint, transfer, exchange, convey, mortgage, lease, grant options on, exercise any and all rights pertaining to, or otherwise deal with any of the property forming part of the Trust Fund (notwithstanding that any particular property may, for the time being, have been allocated or set aside as part of any separate share or interest) for such consideration, in such manner, and on such terms and conditions as the Trustees consider appropriate; and without limiting the generality of the foregoing, the Trustees may sell for cash or credit, or partly cash and partly credit, and at such price and on such terms and conditions as they may deem advisable, and with or without security;

(4)	to invest and reinvest any part or all of the Trust Fund in whatever investment or investments (wherever situate) the Trustees consider appropriate (without obligation to diversify investments so made or retained, without limitation to investments in which trustees are for the time being authorized to invest trust funds, and whether or not there is a liability attaching to any such investment) with full power to vary or transpose any or all of such investments, and with the intent that the Trustees shall have the same full and unrestricted powers of investing and reinvesting as a beneficial owner would have; and without limiting the generality of the foregoing, the Trustees may:

(a)	invest in and hold property, real or personal, which is of a speculative or reversionary nature or is not revenue producing; and

(b)	invest in and hold shares, bonds, debentures, or other securities, issued by any corporation or company, public or private, established or newly incorporated, operating or holding, producing income or not producing income;

(5)	to place on deposit with any chartered bank, trust company or investment manager any cash balance from time to time in the hands of the Trustees or any securities, title deeds, or other documents belonging or relating to the Trust;

(6)	to exercise all rights incidental to the ownership of stocks, shares, bonds and other securities held as part of the Trust Fund (notwithstanding that such stocks, shares, bonds and other securities, or any of them, may have been allocated or set aside as a part of any separate share or interest); notwithstanding the generality of the foregoing, the Trustees may:

(a)	give proxies or powers of attorney with or without power of substitution for voting or acting on behalf of the Trustees as the owners of any such property;

(b)	vote in person or by proxy;

(c)	sell or exercise any subscription rights;

(d)	consent to or join in any plan of reorganization, or readjustment, amalgamation, consolidation, or merger with respect to any corporation whose stocks, shares, bonds or other securities at any time form part of the Trust Fund;

(e)	authorize the sale of the undertaking or property or a substantial portion of the property or undertaking of any such corporation;
(f)	deposit any such stocks, shares, bonds or other securities in any voting trust or with any depository designated thereby;

(g)	omit to register bonds or securities;

(h)	waive the appointment of auditors;

(i)	waive the presentation of audited accounts to the shareholders of such company or companies.

(7)	to hold the whole or any part of the Trust Fund:

(a)	in any part of the world; and

(b)	in bearer form or in the names of the Trustees or in the name of some other appointed nominee without disclosing the fiduciary relationship with power to remunerate such nominee;

(8)	to borrow from time to time from any person or persons other than the Trustees, such sum or sums of money, upon such terms and subject to such conditions, for such length of time and for such purposes connected with the Trust Fund or the administration thereof as the Trustees consider advisable. In order to secure the repayment of any sum or sums so borrowed, the Trustees may make, execute and deliver, under seal or otherwise, such notes, bonds or other obligations as may be required including mortgages, pledges, hypothecations and charges upon any or all of the property of the Trust Fund. No person or bank from whom any sum or sums is borrowed shall be obliged in any way to see to the application thereof;

(9)	to lend any part of the Trust Fund to any person upon such terms and conditions as to interest, repayment and security as the Trustees consider appropriate;

(10)	to guarantee, with or without security, the performance of contracts, undertakings or obligations of any person, corporation, partnership, firm or association, including the payment of interest, principal and premium, if any, or on bonds, debentures or other securities, mortgages or liabilities of any such person, corporation, partnership, firm or association;

(11)	to pay out of the Trust Fund any tax or other impost payable to any taxing authority in any part of the world in connection with the Trust Fund or any part thereof notwithstanding that the same may not be recoverable from the Trustees by such taxing authority;

(12)	to provide to a person who has, at any time, settled property on, or contributed or transferred property to, the Trustees or received property from the Trustees such information and copies of such documents as such person may reasonably require to file tax returns, make reports or provide information to the governmental or taxing authorities having jurisdiction over such person;

(13)	to determine whether any payment received by the Trustees in the due administration of the Trust Fund shall be credited to the capital or income of the Trust Fund, or partly to the capital and partly to the income (and in what proportions);

(14)	to make any payment, provision, division or distribution in whole or in part, in money, securities, or other property, and on every division or distribution, the judgment and apportionment of the Trustees and the valuation made by the Trustees shall be binding and conclusive on all persons having an interest in this Trust;

(15)	to delegate to an investment manager discretion to manage any part or all of the Trust Fund as such investment manager considers advisable, and any such delegation shall be for such time, on such terms and conditions, and for such remuneration, as the Trustees consider appropriate; and the Trustees shall not be:

(a)	required to enquire into, nor be responsible for, any change in the legal status of such investment manager (whether resulting from the death of any director thereof or its reorganisation, incorporation, merger, consolidation or otherwise); nor

(b)	responsible for any consequential loss.

(16)	to delegate to any person (including any one or more of the Trustees) for such time, on such terms and conditions, and for such remuneration as the Trustees consider appropriate, the execution of any of the trusts, or the exercise of any of the powers conferred on the Trustees by this Trust or by law or otherwise, without being liable for the acts or defaults of any such delegate or for any loss to the Trust Fund resulting therefrom;

(17)	to take legal, accounting, valuation, investment or other professional advice as to:

(a)	the duties of the Trustees or the Protector;

(b)	any other question arising under this Trust; or

(c)	or any other matter relating to the Trust Fund;

(18)	to compromise, settle or compound any debt owing to or by the Trustees;

(19)	to take, institute, maintain, or defer any action or other proceeding or proceedings affecting the Trustees or the Trust Fund or which, in the opinion of the Trustees, may be necessary or advisable for the preservation or protection of, or realization upon, any property forming part of the Trust Fund, and to compromise or settle the same or to submit such matter to arbitration;

(20)	to defend any action or other proceeding or proceedings affecting the Trustees or the Trust Fund or which, in the opinion of the Trustees, may be necessary or advisable for the preservation or protection of, or realization upon any property forming part of the Trust Fund, and to compromise or settle the same or to submit such matter to arbitration;

(21)	to exercise any of the powers conferred upon the Trustees by this Deed or by law, or join or concur in the exercise of any such powers, notwithstanding that one or more of the Trustees may have a personal interest in the mode or result of the exercise of any such power; any one or more of the Trustees who has such a personal interest may (but is not required to) abstain from acting in any matter in which he, she, it or they may be personally interested and may allow the other Trustees to act in the exercise of such powers in relation to such matter;

(22)	to pay from the Trust Fund as such amounts become due and payable:

(a)	all professional or other charges payable to the Trustees, or to any one or more of them, in respect of Trustees’ fees for services rendered to the Trust;

(b)	reimbursements for all expenses properly incurred on behalf of the Trust;

(23)	to allocate all amounts which are authorised or required by this Deed or by law to be paid from the Trust Fund, as the Trustees consider appropriate:

(a)	to the capital of the Trust Fund;

(b)	to the income of the Trust Fund; or

(c)	partly to the capital and partly to the income of the Trust Fund and in what proportions.

(24)	to seek the direction or consent of the court as to any proposed action to be taken by the Trustees or the Board;

(25)	to act by resolution:

(a)	passed at a meeting of Trustees; or

(b)	evidenced in writing and signed by all of the Trustees or a majority of them, as the circumstances may require;

(26)	to adopt such rules and regulations governing their procedure (which shall not be inconsistent with the provisions of this Deed) as the Trustees consider appropriate;

(27)	to execute and deliver such deeds, assignments, transfers, contracts, leases, mortgages, pledges, options, consents or other instruments as may be necessary or desirable to make good and sufficient title to any property, and the Trustees shall not be required to secure the consent or approval of any person, official, authority, tribunal or court whomever or whatsoever, except as otherwise provided in this Deed;

(28)	to do all acts and things, either alone or together with any other person, which may be required or authorized by this Deed or under the law of Bermuda or elsewhere.

(29)	to take any action not otherwise provide herein which the Trustees consider will benefit the Trust Fund or a Charitable Beneficiary;

(30)	to vary, restrict or release all or any of the powers and provisions contained in this Schedule or conferred by law, and to substitute or add any other powers or provisions of an administrative nature;

(31)	to give an indemnity on the terms set out in paragraph 8.11 of this Deed to a Trustee (or a person who formerly held the office of trustee of this Trust) upon or after his, her or its resignation or removal from the office of trustee of this Trust.